Exhibit 99.1
May 4, 2010 Supplemental Schedule

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2009	2009	2009	2009
	(Dollars in thousands)
Gross Written Premiums:
Primary general liability	$50,746	$56,153	$51,054	$50,789
Excess/Umbrella casualty	8,646	8,509	8,414	9,596
Professional liability	8,333	7,338	11,631	7,509
Commercial property	7,570	8,778	8,498	7,250
Other (1)	2,583	1,743	2,211	27,067

Gross written premiums	$77,878	$82,521	$81,808	$102,211

Net Written Premiums:
Primary general liability	$34,338	$38,309	$34,648	$34,672
Excess/Umbrella casualty	1,008	906	1,201	1,557
Professional liability	6,420	5,610	6,832	5,671
Commercial property	5,476	6,874	1,433	5,946
Other (1)	2,583	1,743	2,211	27,067

Net written premiums	$49,825	$53,442	$46,325	$74,913

	March 31,	June 30,	September 30,	December 31,
	2008	2008	2008	2008
	(Dollars in thousands)
Gross Written Premiums:
Primary general liability	$63,758	$60,703	$57,529	$56,660
Excess/Umbrella casualty	5,897	6,051	6,566	10,028
Professional liability	6,197	5,012	5,304	5,635
Commercial property	3,855	6,597	5,755	9,062
Other	1,499	1,551	1,845	1,772

Gross written premiums	$81,206	$79,914	$76,999	$83,157

Net Written Premiums:
Primary general liability	$50,047	$43,653	$40,106	$43,711
Excess/Umbrella casualty	535	545	593	1,898
Professional liability	4,879	3,932	3,842	3,913
Commercial property	1,543	2,560	3,160	8,366
Other	1,499	1,551	1,845	1,772

Net written premiums	$58,503	$52,241	$49,546	$59,660

(1)	Includes $25.3 million of gross and net written premium for an assumed retroactive reinsurance transaction recorded in the fourth quarter of 2009.